Exhibit 10.7
PERFORMANCE STOCK UNIT AWARD AGREEMENT
UNDER THE CENTURI HOLDINGS, INC.
OMNIBUS INCENTIVE PLAN
This Performance Stock Unit Award Agreement, together with Appendix A (this “Award Agreement”) is dated as of [●], by and between Centuri Holdings, Inc., a Delaware corporation (the “Company”), and [●] (the “Participant”), pursuant to the Centuri Holdings, Inc. Omnibus Incentive Plan (the “Plan”). Capitalized terms that are used, but not defined, in this Award Agreement, including Appendix A of this Award Agreement, shall have the meaning set forth in the Plan, and the Plan is incorporated by reference into this Award Agreement.
Overview of Your Award
Aggregate Target Number of Performance Stock Units Granted: [●] (the “Target Performance Units”)
Performance Cycle: [January 1, [●] to December 31, [●]] (the “Performance Cycle”)
Date of Grant: [●]
Vesting Schedule:
[Unless otherwise provided in this Award Agreement, subject to the Participant’s Continuous Service and other terms and conditions set forth in the Plan and this Award Agreement, the Performance Units shall become eligible to vest only if and to the extent that the applicable performance goals set forth in Section 4 are satisfied during the Performance Cycle. To the extent that such performance goals are satisfied, the portion of the Performance Units earned based on the level of achievement of the performance goals as set forth in Section 4 will vest on [●] (the “Vesting Date”), subject to the Participant’s Continuous Service with the Company or a Related Entity through the Vesting Date, unless otherwise provided in this Award Agreement (the “Service-Based Condition”):]1
1.    Grant of Performance Units. The Company hereby grants the Participant an Award of Performance Stock Units covering the number of Shares set forth above (the “Performance Units”) under the Plan, subject to the terms and conditions of the Plan and this Award Agreement. The Performance Units are granted in consideration of the services to be rendered by the Participant to the Company or a Related Entity. [The actual number of Performance Units that may be earned under this Award Agreement, if any, may range from [●]% to [●]% of the Target Performance Units, depending on the level of achievement of the performance goals set forth in Section 4.]2 Each Performance Unit represents the right to receive one Share if it becomes vested. The Performance Units shall be credited to a separate account maintained for the Participant on the books and records of the Company. All
1 Note to Draft: To be revised and updated based on vesting schedule approved by the Company’s Compensation Committee.
2 Note to Draft: To be revised and updated based on performance metrics and goals approved by the Company’s Compensation Committee.

amounts credited to the Participant’s account shall continue for all purposes to be part of the general assets of the Company. The number of Performance Units that the Participant actually earns for the Performance Cycle will be determined at the end of the Performance Cycle based on the level of achievement of the performance goals as described herein; provided, that, unless otherwise provided in this Award Agreement, in order to become vested in such Performance Units earned, the Participant must remain in Continuous Service with the Company or a Related Entity through the Vesting Date. All determinations of whether the performance goals have been achieved, the number of Performance Units earned, satisfaction of the time-based Continuous Service condition and all other matters related thereto shall be made by the Committee in its sole discretion. Unless and until such time as Shares are issued in settlement of the vested Performance Units, the Participant shall not have any of the rights of a stockholder of the Company with respect to any of the Shares, including any voting rights or rights with respect to dividends paid on the Shares.
2.    Restrictions on Alienation. Performance Units or the rights relating thereto may not be sold, transferred, pledged, attached, assigned, or otherwise alienated or encumbered by the Participant in any manner, whether voluntarily, by operation of law, or otherwise. Any attempt to assign, alienate, pledge, attach, sell or otherwise transfer or encumber the Performance Units or the rights relating thereto shall be wholly ineffective.
3.    Vesting of Performance Units. Except as otherwise provided herein, the Performance Units are subject to both a performance-based vesting condition and a service-based vesting condition as described in the Vesting Schedule.
4.    [Performance Goals. Subject to the Participant’s Continuous Service with the Company or a Related Entity, the number of Performance Units earned will be determined based on the level of achievement of the performance goals during the Performance Cycle as set forth below. To the extent performance is between Threshold level and Target level of between Target level and Maximum level, the percentage of the Target Performance Units earned will be determined using a straight-line interpolation between the two applicable percentages set forth in the table. The level of achievement of the performance goals shall be determined by the Committee as soon as administratively feasible following the end of the Performance Cycle, but in no event later than 60 days following the end of the Performance Cycle (the date when the Committee certifies the performance result, the “Certification Date”).]3

Performance Schedule
Performance Level	[●]	% of Target Performance Units Earned
Threshold	[●]	[●]%
3 Note to Draft: To be revised and updated based on performance goals approved by the Company’s Compensation Committee.

Target	[●]	[●]%
Maximum	[●]	[●]%

5.    Forfeiture. Except as otherwise provided in this Award Agreement, any portion of the Performance Units granted under this Award Agreement that is not earned as of the Certification Date shall be forfeited as of the Certification Date. In addition, except as otherwise provided in Section 6 below, any unvested Performance Units, whether or not earned, shall be forfeited in case of a termination of the Participant’s Continuous Service prior to the Vesting Date. The Participant agrees to execute such documentation that may be reasonably requested by the Company or a Related Entity in connection with such forfeiture. All rights of the Participant with respect to any forfeited portion of the Performance Units shall cease and terminate upon forfeiture of such Performance Units without any further obligation on the part of the Company or any Related Entity.
6.    Termination of Continuous Service.4
(a)    During the Performance Cycle.
(i)    Death, Disability or an Involuntary Termination Within Six Months Following a Change in Control. Notwithstanding the Vesting Schedule, if during the Performance Cycle, the Participant’s Continuous Service is terminated (x) due to the Participant’s death, (y) by the Company or a Related Entity following the Participant incurring a Disability, or (z) due to an Involuntary Termination within six (6) months following the date of a Change in Control (or, if applicable, such longer period in the Participant’s Employment Agreement), the Performance Cycle for purposes of Section 4 shall be deemed to have ended and a prorated portion of the Performance Units shall vest as of the date of such termination. The prorated portion of the Performance Units vested shall be determined by multiplying the number of the Target Performance Units, by a fraction, (x) the numerator of which is the number of days the Participant provided Continuous Service during the period beginning on the Date of Grant and ending on the date of such termination, and (y) the denominator of which is the number of days during the period beginning on the Date of Grant and ending on the Vesting Date.
(ii)    Retirement. Notwithstanding the Vesting Schedule, if during the Performance Cycle, the Participant has a termination of Continuous Service due to Retirement, the number of Performance Units earned, if any, shall not be determined until the end of the Performance Cycle, and a prorated portion of the Performance Units shall vest as of the Certification Date. The prorated portion of the Performance Units vested shall be determined by multiplying the total number of Performance Unis that would have been earned if the Participant had remained in Continuous Service through the Vesting Date by a fraction, (x) the numerator of which is the number of days that the Participant provided Continuous Service during the period beginning on the Date of Grant and ending
4 Note to Draft: To be revised and updated based on vesting schedule approved by the Company’s Compensation Committee.

on the date of such termination, and (y) the denominator of which is the number of days during the period beginning on the Date of Grant and ending on the Vesting Date.
(b)    [After Conclusion of the Performance Cycle and Prior to the Vesting Date. Notwithstanding the Vesting Schedule, if after the end of the Performance Cycle but prior to the Vesting Date, the Participant’s Continuous Service is terminated (i) due to the Participant’s death, (ii) by the Company or a Related Entity due to the Participant’s Disability, (iii) due to Retirement or (iv) due to an Involuntary Termination, the Service-Based Condition shall be deemed fully satisfied, and the number of Performance Units earned based on the level of achievement of the performance goals during the Performance Cycle shall become immediately vested as of the later of the Certification Date and the date of such termination.]
(c)    Other Terminations. For the avoidance of doubt, if the Participant has a Termination for any reason other than those set forth in Section 6(a) [or Section 6(b)] prior to the Vesting Date, then any unvested portion of the Performance Units shall be forfeited and the Participant’s rights with respect to any unvested portion of the Performance Units shall cease and terminate, without any further obligation on the part of the Company or any Related Entity.
7.    Dividend Equivalent Rights. From the beginning of the Performance Cycle and until the Performance Units are settled pursuant to Section 8, the Participant’s account will be credited with Dividend Equivalent Rights (without interest and earnings) at the same time, in the same form, and in equivalent amounts as any dividends that were declared and paid on Shares during each fiscal quarter of the Performance Cycle. Dividend Equivalent Rights will be credited in the form of additional Performance Units in an amount based on the total number of Performance Units earned at the end of the Performance Cycle or otherwise vested. The additional number of Performance Units credited to the Participant’s account shall equal the amount of such Dividend Equivalent Rights divided by the average of the closing price of the Shares on the dividend payment date during the Performance Cycle. Incremental Performance Units credited for dividends may also earn Dividend Equivalent Rights. Additional Performance Units granted as Dividend Equivalent Rights shall be subject to the same vesting and forfeiture restrictions as the Performance Units to which they are attributable.
8.    Settlement. As determined solely by the Company, but within 60 days following the date on which the Performance Units vest (which, for clarity, is the earlier of the Vesting Date and the date of termination described in Section 6(a) [or Section 6(b)]), the Participant shall receive a number of Shares equal to the number of Performance Units that vest on such date (including any vested Performance Units attributable to Dividend Equivalent Rights), and a cash payment in respect of any Dividend Equivalent Rights paid in cash, in each case, subject to the withholding requirements set forth in the Plan and Section 11 below. Upon a distribution of Shares as provided herein, the Company shall cause such Shares to be registered in the Participant’s name. From and after the date of receipt of such distribution, the Participant or the Participant’s legal representatives, beneficiaries or heirs, as the case may be, shall have full rights of transfer or resale with respect to such Shares subject to applicable Company policies and state and federal regulations.
9.    Administration. This Award Agreement and the rights of the Participant hereunder are subject to all the terms and conditions of the Plan. Any inconsistency between this Award Agreement and the Plan shall be resolved in favor of the Plan.

10.    Holding Requirements. The Participant acknowledges and agrees that the Participant shall accumulate Shares in accordance with the Company’s Stock Ownership and Stock Retention Policy, as amended or otherwise modified from time to time.
11.    Tax Liability and Withholding. The Participant shall be required to pay to the Company or a Related Entity, and the Company or a Related Entity shall have the right to deduct from any compensation paid to the Participant pursuant to the Plan, this Award Agreement or otherwise, the amount of any required withholding or other taxes in respect of the Performance Units and to take all such other action as the Committee deems necessary to satisfy all obligations for the payment of such withholding or other taxes. The Committee may permit the Participant to satisfy any federal, state or local tax withholding or other tax obligations by any of the following means, or by a combination of such means:
(a)    tendering a cash payment;
(b)    issuing a check;
(c)    conducting a wire transfer;
(d)    authorizing the Company to withhold Shares from the Shares otherwise issuable or deliverable to the Participant as a result of the vesting of the Performance Units; provided, however, that no Shares shall be withheld with a value exceeding the maximum amount of tax required to be withheld by law; or
(e)    delivering to the Company previously owned and unencumbered Shares.
Notwithstanding any action the Company or a Related Entity takes with respect to any or all income tax, social insurance, payroll tax, or other tax-related withholding (“Tax-Related Items”), the ultimate liability for all Tax-Related Items is and remains the Participant’s responsibility and the Company and a Related Entity (a) makes no representation or undertakings regarding the treatment of any Tax-Related Items in connection with the grant, vesting or settlement of the Performance Units or the subsequent sale of any Shares; and (b) does not commit to structure the Performance Units to reduce or eliminate the Participant’s liability for Tax-Related Items.
12.    Section 409A. This Award Agreement is intended to comply with Section 409A or an exemption thereunder and shall be construed and interpreted in a manner that is consistent with the requirements for avoiding additional taxes or penalties under Section 409A. Any distribution pursuant to this Award Agreement that is subject to the requirements of Section 409A may only be made in a manner and upon an event permitted by Section 409A. Payments upon termination of Continuous Service may only be made upon a “separation from service” under Section 409A. Notwithstanding the foregoing, neither the Company nor any Related Entity makes any representations that the payments and benefits provided under this Award Agreement comply with Section 409A and in no event shall the Company or any Related Entity be liable for all or any portion of any taxes, penalties, interest or other expenses that may be incurred by the Participant on account of non-compliance with Section 409A. Notwithstanding anything to the contrary herein, if the Participant is a “specified employee” as defined in Section 409A, in the case of a distribution of Shares due to any termination, other than due to death, to the extent required to avoid incurring taxes under Section 409A, the distribution of Shares (and any Dividend Equivalent Rights) in respect of the vested Performance Units shall not occur until the date which is six months following the Termination Date (or, if earlier, upon the death of the Participant). Upon a distribution of Shares as provided herein, the Company shall cause the Shares then being distributed to be registered in the Participant’s name. From and after the date of receipt of such distribution, the Participant or the Participant’s legal representatives, beneficiaries or heirs, as the case may be, shall have full rights of transfer or resale with respect to such Shares subject to applicable Company policies and state and federal regulations.
13.    Miscellaneous.
(a)    Nothing in this Award Agreement or the Plan shall interfere with or limit in any way the right of the Company or any Related Entity to terminate the Participant’s Continuous Service, nor confer upon the Participant any right to continued employment with the Company or any Related Entity or continued service as a Board member.
(b)    Upon the approval of the Board in its sole discretion, the Committee may terminate, amend, or modify the Plan; provided, however, that no such termination, amendment, or modification of the Plan may in any way adversely affect the Participant’s rights under this Award Agreement without the Participant’s written consent.
(c)    The Participant shall not have voting rights with respect to the Performance Units until the Performance Units are settled and have been distributed as Shares.
(d)    This Award Agreement shall be subject to all Applicable Laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.
(e)    This Award Agreement shall be governed by the corporate laws of the State of Delaware, without giving effect to any conflict of law provisions that might otherwise refer construction or interpretation of this Award Agreement or the Plan to the substantive law of another jurisdiction.
(f)    Any dispute regarding the interpretation of this Award Agreement shall be submitted by the Participant or the Company to the Committee for review. The resolution of such dispute by the Committee shall be final and binding on the Participant and the Company.
(g)    The value of the Participant’s Performance Units is not part of the Participant’s normal or expected compensation for purposes of calculating any severance, retirement, welfare, insurance or similar employee benefit, unless otherwise provided in the Participant’s Employment Agreement.
(h)    The Participant understands that the Performance Units and the Shares settled therefrom are subject to the Company’s clawback policy as effective from time to time.

The Participant acknowledges that this Award Agreement and the Plan set forth the entire understanding between the Participant and the Company regarding the Performance Units granted pursuant to this Award Agreement. The Participant has reviewed and fully understands all provisions of this Award Agreement and the Plan in their entirety and agrees to be bound by the determinations of the Committee. The Participant acknowledges that Performance Units awarded hereunder may not be sold, transferred, pledged, assigned, or otherwise alienated until the Performance Units are vested and the Performance Units are settled in the form of Shares. The Participant acknowledges that there may be adverse tax consequences upon the vesting or settlement of the Performance Units or disposition of the underlying shares and that the Participant has been advised to consult a tax advisor prior to such vesting, settlement or disposition.
CENTURI HOLDINGS, INC.
By:
Christian Brown
President and Chief Executive Officer
PARTICIPANT
By:
[●]

APPENDIX A5
For purposes of this Award Agreement, notwithstanding anything to the contrary in the Plan and the Award Agreement, the following terms shall have the following meanings:
“Employment Agreement” shall mean the Participant’s employment agreement or offer letter with the Company or a Related Entity, if any, as in effect from time to time during the period beginning on the Date of Grant and ending on the date on which all of the Units have been settled or forfeited.
“Good Reason” shall have the same meaning as defined in the Participant’s Employment Agreement, or if the Participant does not have an Employment Agreement or the Participant’s Employment Agreement does not include a definition of Good Reason, then Good Reason shall not be applicable under this Award Agreement.
“Involuntary Termination” shall mean a termination of Continuous Service (a) by the Company without Cause (and, for clarity, not due to the Participant’s death, Disability or Retirement) or (b) if the Participant has an Employment Agreement that includes a definition of Good Reason, by the Participant for Good Reason (for clarity, clause (b) shall not apply if either the Participant does not have an Employment Agreement or the Participant’s Employment Agreement does not include a definition of Good Reason).
“Retirement” shall mean (i) with approval from the Company’s Chief Executive Officer (or in the case of the Chief Executive Officer, with the approval of the Committee), the Participant elects to terminate his/her employment with the Company, or one of its affiliated companies, after both attaining age 59½, and completing 12 complete calendar months of employment; or (ii) the Participant has attained age 65 and elects to leave his/her employment with the Company or one of its Related Entity.
5 Note to Draft: Definitions relating to performance conditions to be included once determined.